UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 1, 2014

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2014, 1st Constitution Bancorp (the “Company”) appointed Stephen J. Gilhooly as the Company’s Senior Vice President, Chief Financial Officer and Treasurer.  Joseph M. Reardon, the Company’s Senior Vice President and Treasurer, served as the Company’s principal financial officer prior to Mr. Gilhooly’s appointment. In connection with Mr. Gilhooly’s appointment, Mr. Reardon relinquished his positions at the Company but will continue as Senior Vice President of 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”).

Prior to his appointment with the Company, Mr. Gilhooly, 61, served as the Bank’s Senior Vice President and Chief Financial Officer.  Prior to joining the Bank, Mr. Gilhooly most recently served as Senior Vice President and Treasurer of Florida Community Bank Weston, Florida from May 2011 to May 2013. Prior to joining Florida Community Bank Mr. Gilhooly served as Executive Vice President and Treasurer of the banking subsidiaries of Capital Bank Financial Corporation “CBF” (formerly North American Financial Holdings) since September 2010. Prior to its acquisition by CBF, Mr. Gilhooly was Executive Vice President, Treasurer and Chief Financial Officer of TIB Financial Corp. (“TIB”) Naples, Florida from 2006 to 2010.  Prior to joining TIB, Mr. Gilhooly worked for 15 years with Advest, Inc. in New York as Director in the company’s Financial Institutions Group. Mr. Gilhooly earned a B.S. degree in Economics and a M.S. degree in Accounting from the Wharton School of the University of Pennsylvania. He is a Certified Public Accountant and a Chartered Global Management Accountant.

On January 31, 2014, the Bank entered into a letter agreement (the “Letter Agreement”) with Mr. Gilhooly, in connection with Mr. Gilhooly’s prior appointment as Senior Vice President and Chief Financial Officer of the Bank, effective February 18, 2014.  The Letter Agreement provides Mr. Gilhooly with a base salary of $200,000 per year and eligibility to participate in the Company’s 2014 cash bonus program subject to satisfaction of established Company and personal production and performance goals.  Mr. Gilhooly will also receive an option to purchase 3,000 shares of Company common stock, 20% of which will vest immediately upon grant and the remainder will vest 20% per year on the anniversary date of the award date.  Mr. Gilhooly will also be eligible to participate in the Company’s yearly stock grant and stock option programs that are also based upon production and overall performance.  Either the Company or Mr. Gilhooly can terminate Mr. Gilhooly’s employment at any time and for any reason without notice and without liability.

The foregoing summary description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

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Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Letter Agreement, dated January 31, 2014, between 1st Constitution Bank and Stephen J. Gilhooly

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: April 1, 2014	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

10.1	Letter Agreement, dated January 31, 2014, between 1st Constitution Bank and Stephen J. Gilhooly